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                                                                EXHIBIT 23.14

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the OneMain.com, Inc. 1999 Stock Option and Incentive Plan of our report dated January 26, 1999, except for Note 10, as to which the date is February 3, 1999 with respect to the financial statements of Midwest Internet, L.L.C. included in the Registration Statement on Form S-4 (333-77063) and related prospectus of OneMain.com, Inc., filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP


St. Louis, Missouri
May 13, 1999